STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 4 page document on file in this office, DATED: 3-4-93

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ B. J. SWOBODA
This stamp replaces our previous certification system. Effective: 10/84
ARTICLES OF INCORPORATION OF POTOMAC HARMANS CORPORATION

     FIRST: I, Ellen Sheriff Rogers, whose post office address is 3100 Leland Street, Chevy Chase, Maryland 20815, being at least eighteen years of age, do hereby form a corporation under the Laws of the State of Maryland.

SECOND: The name of the Corporation is Potomac Harmans Corporation.
THIRD: The purposes for which the corporation is formed are:
To engage in any or all lawful business for which corporations may be incorporated under the Maryland General Corporation Law.

     In general, to possess and exercise all the purposes, powers, rights and privileges granted to, or conferred upon corporations by the Laws of the State of Maryland now or hereafter in force, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated, implied or incidental to the powers or purposes herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any of such purposes.

     The foregoing shall, except where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of Incorporation or of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as purposes.

     FOURTH: The post office address of the principal office of the corporation in Maryland is 32 South Street, Baltimore, Maryland 21202. The name and address of the resident agent is The Corporation Trust Incorporated. Said resident agent is a Maryland corporation.

     FIFTH: The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of common stock, all of one class, of the par value of one Dollar ($1.00) each and of the aggregate par value of One Thousand Dollars ($1,000).

     SIXTH: The number of directors of the corporation shall be three (3), which number may be increased or decreased pursuant to the Bylaws of the corporation, but shall never be less than three (3); provided that if at any time, the corporation has less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are: H. Lowell Davis, Paul F. Naughton and Frank J. Spingler.

SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders:

     The board of directors of the corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

     No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

EIGHTH: The duration of the corporation shall be perpetual.

     IN WITNESS WHEREOF, the undersigned incorporator of Potomac Harmans Corporation, who executed the foregoing Articles of Incorporation, hereby acknowledges the same to be her act and further acknowledges that, to the best of her knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Dated this 25th day of February, 1993.
/s/ ELLEN SHERIFF ROGERS Ellen Sheriff Rogers

CERTIFICATE OF CHANGE OF RESIDENT AGENT AND ADDRESS OF POTOMAC HARMANS CORPORATION
The Board of Directors of:
POTOMAC HARMANS CORPORATION
a corporation organized in Maryland on March 3, 1993 duly approved a resolution as follows:
RESOLVED: That the resident agent and address are changed to:
CSC-Lawyers Incorporating Service Company 11 East Chase Street Baltimore, MD 21202
I, William Dana Shapiro certify under the penalties of perjury that to the best of my knowledge, information, and belief the foregoing resolution is true in all material respects
STATE DEPARTMENT OF ASSESSMENTS AND TAXATION APPROVED FOR RECORD 6-23-97 at 3:29 P.M.	POTOMAC HARMANS CORPORATION By: /s/ WM. SHAPIRO William Dana Shapiro - Secretary Type name and title